UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL		32258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

1.   Adoption of 2008 Equity Incentive Plan

At the 2008 Annual Meeting of Stockholders held on May 13, 2008, the stockholders of Website Pros, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), approved the adoption of the 2008 Equity Incentive Plan (the “2008 Plan”).  The 2008 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards.  Awards may be granted under the 2008 Plan to the Company’s employees, directors and consultants, but only the Company’s employees may receive incentive stock options.  The following is a summary of the material terms of the 2008 Plan:

Share Reserve.  Up to 3,000,000 shares of common stock may be issued pursuant to stock awards granted under the 2008 Plan.  The Board or its committee may not provide for the increase in the shares reserved under the 2008 Plan without the approval of a majority of the votes cast in person or by proxy by the Company’s shareholders.  The shares of common stock subject to stock awards granted under the 2008 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the 2008 Plan and be available for issuance under the 2008 Plan. However, any shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award may not be issued under the 2008 Plan.

Terms of Options.  Stock option grants may be incentive stock options or nonstatutory stock options; however, no more than 3,000,000 shares of common stock may be issued under the 2008 Plan pursuant to the exercise of incentive stock options. The Board determines the terms of a stock option including the exercise price, the form of consideration to be paid on exercise, the vesting schedule, restrictions on transfer and the term. The exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant (for an incentive stock option 110% if the optionee is a 10% holder). The term of an option will not be longer than ten years (five years if the optionee is a 10% holder) and may be subject to restrictions on transfer.  Options generally terminate three months after termination of an optionee’s service (or such longer or shorter period as set forth in the option agreement). As set forth in the 2008 Plan, the optionee generally (subject to the terms of the option agreement) will have longer to exercise when termination is due to disability (12 months) or death (18 months).  No option may be exercised beyond the expiration of its term.

Terms of Restricted Stock Awards.  Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. The Board sets the terms of the restricted stock awards including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Company, as provided for in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards.  A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. The Board sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule,  any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights.  A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant and the exercise date for the number of shares of the Company’s common stock that are exercised.  SARs may be granted as stand-alone stock awards or in tandem with other stock awards. Each SAR is evidenced by an agreement specifying the exercise price, vesting schedule, number of shares granted and the other terms of the SAR.  When a SAR is exercised, the holder is entitled to an amount equal to the difference between (a) the fair market value of a share of the Company’s common stock on the date the SAR was granted and (b) the fair market value of a share of the Company’s common stock on the date the SAR is exercised.  The Company may pay the amount of the appreciation in cash or shares of the Company’s common stock, a combination of both or in any other form of consideration determined by the Board and set forth in the SAR agreement. SARs generally terminate three months after termination of a holder’s service or as set forth in the SAR agreement.

Terms of Performance Stock Awards.  A performance stock award may be granted, may vest, or may be exercised upon achievement of pre-determined performance goals. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board or a committee of the Board. The maximum number of shares of the Company’s common stock that may be granted to any participant in a calendar year attributable to performance stock awards under the 2008 Plan shall not exceed 1,000,000 shares of stock   In addition, to the extent permitted by applicable law and the award agreement, the Board (or committee as applicable) may determine that cash may be used in payment of performance stock awards.

Terms of Performance Cash Awards.  A performance cash award is a cash award that is paid upon the achievement of performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board or a committee of the Board. The Board (or committee as applicable) may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have an election for his or her performance cash award, or such portion thereof as the Board (or committee as applicable) may specify, to be paid in whole or in part in cash or other property. The maximum value that may be granted to any participant in a calendar year attributable performance cash awards under the 2008 Plan shall not exceed $3,000,000.  In addition, to the extent permitted by applicable law and the applicable award agreement, the Board (or committee as applicable) may determine that common stock authorized under the 2008 Plan may be used in payment of performance cash awards.

Terms of Other Stock Awards.  The Board may grant other incentive awards that are based in whole or in part by reference to the value of the Company’s common stock. Subject to the provisions of the 2008 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2008 Plan.

Corporate Transactions; Changes in Control.  In the event of a corporate transaction (as such term is defined in the 2008 Plan), outstanding stock awards under the 2008 Plan may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) any stock awards that are held by individuals performing services for the Company immediately prior to the effective time of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective time of the corporate transaction, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective time of the corporate transaction.  Notwithstanding the foregoing, if a stock award would terminate if not exercised prior to the effective time of a corporate transaction, the Board, in its sole discretion, may provide that the holder of such stock award may not exercise it but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of the value of the property such holder would have received upon exercise of the stock award (including, at the discretion of the Board, any unvested portion of the stock award) over any exercise price payable by such holder in connection with such exercise.  A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as such term is defined in the 2008 Plan) as may be provided in the stock award agreement or as may be provided in any other written agreement between the Company or any of the Company’s affiliates and the participant; however, in the absence of such provision, no such acceleration shall occur.

Duration, Suspension, Termination, and Amendment.  The Board may suspend or terminate the 2008 Plan at any time. The 2008 Plan is scheduled to terminate on March 31, 2018. No awards may be granted under the 2008 Plan while the 2008 Plan is suspended or after it is terminated.  The Board may amend the 2008 Plan at anytime.

A copy of the 2008 Plan is included as Appendix B to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008.  This summary is qualified in its entirety by the full text of the 2008 Plan, which is incorporated by reference herein.

2.   Equity Awards to Named Executive Officers

On May 13, 2008, the Compensation Committee (the “Committee”) of the Board approved the award of equity awards covering an aggregate of 480,900 shares of the Company’s common stock under its 2008 Plan to the named executive officers and in the amounts, as follows:

Name	Number of Shares Subject to Options Granted	Number of Shares of Restricted Stock Granted	Vesting Commencement Date
David L. Brown Chief Executive Officer	147,500	59,000	February 15, 2008

Jeffrey M. Stibel President	150,000	60,000	February 15, 2008

Kevin M. Carney Chief Financial Officer	46,000	18,400	October 25, 2007

All of the above awards have an exercise price of $8.74 per share, which was the closing price of the Company’s common stock quoted on the NASDAQ Global Market on May 13, 2008, the date of grant.

The shares subject to the restricted stock awards vest in equal annual installments over four years as measured from the date of vesting commencement date, with 25% of the shares subject to each restricted stock award vesting on each anniversary of the vesting commencement date until all shares are fully vested, subject in each case to the named executive officer continuing to be an employee of the Company.

All of the shares subject to the options granted to Messrs. Brown and Carney and 75,000 of the shares subject to the option granted to Mr. Stibel vest in equal monthly installments over four years as measured from the vesting commencement date, with 1/48th of such shares vesting on each monthly anniversary of the vesting commencement date until all such shares are fully vested, subject in each case to the named executive officer continuing to be an employee of the Company.  The remaining 75,000 shares subject to the option granted to Mr. Stibel vest as follows: 50% of such shares vest on the second anniversary of the vesting commencement date (the “Anniversary Date”), and the remaining shares vest in equal monthly installments over two years as measured from the Anniversary Date, with 1/24th of such remaining shares vesting on each monthly anniversary of the Anniversary Date until all shares are fully vested, subject in each case to Mr. Stibel continuing to be an employee of the Company.

The remaining terms and conditions of the above awards are set forth in 2008 Plan and the forms of Option Grant Notice and Option Agreement previously filed as Exhibits 99.2 and 99.3, respectively, to the Company’s Registration Statement on Form S-8 (333-150872), filed with the Commission on May 13, 2008, and are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits

 (d)   Exhibits

Exhibit Number	Description
10.19*	2008 Equity Incentive Plan (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008 and incorporated herein by reference).

*   Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 19, 2008

WEBSITE PROS, INC.

By:	/s/ Matthew P. McClure
Matthew P. McClure
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.19*	2008 Equity Incentive Plan (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008 and incorporated herein by reference).

*   Management contract or compensatory plan